UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

TENGJUN BIOTECHNOLOGY CORP.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NOTICE OF ACTION TAKEN PURSUANT TO

WRITTEN CONSENT OF SHAREHOLDERS

To the Shareholders of Tengjun Biotechnology Corp.:

This Notice and the accompanying Information Statement are being furnished to the shareholders (the “Shareholders” and each a “Shareholder”) of Tengjun Biotechnology Corp., a Nevada corporation (the “Company”), in connection with action taken by the holders (the “Majority Shareholders”) of a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated March 30, 2022, the following item:

1.	Filing a Certificate of Amendment of the Company’s Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) to increase its authorized shares of common stock, par value $0.001 per share (the “Common Stock”), from 70,000,000 shares to 200,000,000 shares (the “Increase in Authorized Capital”).

As the matter set forth in this Information Statement has been duly authorized and approved by the written consent of the Majority Shareholders on March 30, 2022, your vote or consent is not requested or required to approve the Increase in Authorized Capital. This Information Statement is being provided solely for your information, and also serves the purpose of informing shareholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 78.320 of the Nevada Revised Statutes (the “NRS”) of taking a corporate action without a meeting by less than unanimous written consent of our shareholders. You do not need to do anything in response to this Notice and the Information Statement. The action to be taken pursuant to Item 1 above shall be taken at such future date as determined by the Board of Directors, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the Shareholders of record as of April 7, 2022 (the “Record Date”).You are urged to read the Information Statement in its entirety.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT APRIL 22, 2022 TO SHAREHOLDERS OF RECORD AS OF the record date.

By order of our Board of Directors,

/s/ Xianchang Ma
Name:	Xianchang Ma
Title:	Chairman of the Board

i

TENGJUN BIOTECHNOLOGY CORP.

East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District,
Jinxiang County, Jining City, Shandong Province, China

INFORMATION STATEMENT

GENERAL INFORMATION

Tengjun Biotechnology Corp., a Nevada corporation (the “Company”), is distributing this Information Statement to its shareholders (the “Shareholders, and each a “Shareholder”) in full satisfaction of any notice requirements it may have under Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Nevada law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights under applicable Nevada law are afforded to the Company’s Shareholders as a result of the adoption of these resolutions.

On March 30, 2022, our board of directors (the “Board” or the “Board of Directors”) approved a resolution that, subject to the Shareholder approval, the Company is authorized to increase the number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”), from 70,000,000 shares to 200,000,000 shares (the “Increase in Authorized Capital”). Our Board of Directors approved the Increase in Authorized Capital because the Board wants to better align the Company’s capital structure with the Company’s future development and financing needs.

On March 30, 2022, the holders of a majority of the Company’s issued and outstanding Common Stock (the “Majority Shareholders”) approved the Increase in Authorized Capital by written consent (the “Written Consent”).

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our Shareholders of the corporate actions taken by the Majority Shareholders pursuant to the Written Consent.

Summary of the Corporation Actions

Increase in Authorized Capital

For the reasons discussed in this Information Statement, the Board has approved the Increase in Authorized Capital by filing a certificate of amendment (the “Certificate of Amendment”) to effect such Increase in Authorized Capital. The Certificate of Amendment substantially in the form attached herein as Appendix A has been approved by written consent of the Majority Shareholders.

In accordance with Rule 14c-2 under the Securities Exchange Act, the stockholder actions taken by written consent will become effective no earlier than 20 calendar days after the date on which this Information Statement is sent or given to our shareholders. This Information Statement is first being mailed on or about April 22, 2022 to the Company’s shareholders of record as of April 7, 2022 (the “Record Date”).

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Under the Nevada Revised Statutes (the “NRS”), the Increase in Authorized Capital may be approved, without a meeting of shareholders by the written consent of shareholders representing a majority of the voting power of our outstanding shares of common stock.

Dissenters’ Rights of Appraisal

Under the NRS and the articles of incorporation and bylaws of the Company, the Shareholders are not entitled to appraisal rights with respect to the Increase in Authorized Capital.

Notice Pursuant to the NRS and the Company’s Bylaws

This Information Statement serves the purpose of informing shareholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 78.320 of the NRS of the taking of a corporate action without a meeting by less than unanimous written consent of our shareholders.

VOTE OBTAINED — NEVADA LAW

Section 78.320 of the NRS provides that, unless otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by Shareholders holding at least a majority of the voting power. Neither the Company’s Articles of Incorporation nor its By-Laws prohibit the taking of action by its Shareholders by written consent. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize this provision under Nevada law and obtained the written consent of the holder of a majority in interest of our Common Stock. As of April 7, 2022, there were was 65,309,169 shares of Common Stock of the Company issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

PROPOSAL NO. 1

AUTHORIZATION OF INCREASE IN AUTHORIZED CAPITAL

Background

As of the date hereof, we are authorized to issue up to Seventy Million (70,000,000) shares of Common Stock and Five Million (5,000,000) shares of Preferred Stock. We propose to increase the number of our authorized shares of Common Stock to Two Hundred Million (200,000,000) shares and the number of our authorized preferred stock shall stay the same.

On March 30, 2022, our Board approved a resolution that subject to the Shareholder approval, the Company is authorized to increase the number of authorized shares of common stock, par value $0.001 per share, from 70,000,000 to 200,000,000. Our Board of Directors approved the Increase in Authorized Capital because the Board wants to better align the Company’s capital structure with the Company’s future development and financing needs.

On March 30, 2022, the Majority Shareholders of the Company, by written consent, approved and adopted the Certificate of Amendment increasing the number of authorized shares of the Company’s Common Stock to Two Hundred Million (200,000,000) shares.

We plan to file the Certificate of Amendment with the Nevada Secretary of State in order to effect the Increase in Authorized Capital after twenty (20) calendar days from the date of the initial mailing of this Information Statement. A copy of the form of Certificate of Amendment is attached hereto as Appendix A.

The Certificate of Amendment will not result in any changes to the issued and outstanding shares of Common Stock of the Company and will only affect the number of shares that may be issued by the Company in the future.

Purpose of Increase in Authorized Capital on Current Shareholders

The principal purpose of the Increase in Authorized Capital is to more closely align our capital structure with our future development and financing needs. By implementing the Increase in Authorized Capital, we will still have a sufficient number of authorized shares of both Common Stock and Preferred Stock which will afford us flexibility to issue shares of either class in the future while allowing us to have a proportionate capital structure.

Effect of Increase in Authorized Capital on Current Shareholders

Once we file the Certificate of Amendment for the Increase in Authorized Capital it will have the immediate effect of increasing the total amount of authorized Common Stock. No shares of Preferred Stock are issued and outstanding. The Increase in Authorized Capital will have no impact on the number of shares of Common Stock you own.

No Dissenters’ Rights

Under the NRS, the Company’s Shareholders are not entitled to dissenters’ rights with respect to the increase in authorized shares, and the Company will not independently provide Shareholders with any such right.

Procedure for Effecting the Increase in Authorized Capital

The Increase in Authorized Capital will become effective at such future date as determined by the Board, as evidenced by the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada, but in no event earlier than the 20th calendar day after this Information Statement is first mailed or furnished to the Shareholders of record as of April 7, 2022, the Record Date. Moreover, although the Increase in Authorized Capital has been approved by the requisite number of Shareholders, the Board reserves the right, in its discretion, to abandon the Increase in Authorized Capital prior to the proposed effective date if it determines that abandoning the Increase in Authorized Capital is in the best interests of the Company. No further action on the part of Shareholders would be required to either effect or abandon the Increase in Authorized Capital.

The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the NRS and as the Board deems necessary and advisable to effect the Increase in Authorized Capital. If the Board elects to implement the Increase in Authorized Capital, the number of authorized shares of Common Stock would be increased from 70,000,000 to 200,000,000.

Possible Anti-Takeover Effects due to Increase in Authorized Common Stock

We could also use the additional shares of Common Stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Certificate of Amendment has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company’s shareholders might otherwise receive a premium for their shares over then current market prices.

INTERESTS OF CERTAIN PERSONS IN MATTERS ACTED UPON

Other than as described above, and except in their capacity as Shareholders (which interest does not differ from that of the other holders of Company’s Common Stock), none of our officers, directors, or any of their respective affiliates or associates has any interest in the matters being acted upon.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS MANAGEMENT, AND

DIRECTORS

The following table sets forth, as of April 7, 2022, information concerning ownership of our securities by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than five percent of each class. The table below is based on 65,309,169 shares issued and outstanding as of April 7, 2022.

The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

The mailing address for all directors, executive officers, and beneficial owners of more than 5% of our common stock is East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District, Jinxiang County, Jining City, Shandong Province, China.

Name and Address of Beneficial Owner (1)	Common Shares	Common Stock Percentage (%)	Total Voting Power (%)
Directors and Executive Officers

Xianchang Ma*	16,000,000	24.4%	24.4%
Suzhen Zhang	5,100,000	7.8%	7.8%
Huaping Lu	965,100	1.5%	1.5%
Directors and officers as a group (4 persons)	22,065,100	33.8%	33.8%
5% or more owners
Fumin Feng	5,000,000	7.8%	7.8%
Qiuping Lu(2)	15,000,000	23.7%	23.7%

*	Including 2,500,000 shares of Common Stock held under Xianchang Ma and 13,500,000 held under Min Xing Biotechnology Ltd., a British Virgin Islands company solely owned by Xianchang Ma.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District, Jinxiang County, Jining City, Shandong Province, China. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them.

(2)	With the address of 527 Siltstone Place, Cary, NC 27519.

OTHER INFORMATION

SEC Periodic Reports and Additional Information

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the SEC. Reports and other information filed by the Company can be accessed on the SEC website where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge. In addition, you may send a request for any of our SEC filings to Tengjun Biotechnology Corp., East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District, Jinxiang County, Jining City, Shandong Province, China.

Distribution of the Information Statement

We will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of this Information Statement to the beneficial owners of our common stock. We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge.

You should rely only on information contained in or incorporated by reference in this information statement. No persons have been authorized to give any information or to make any representations other than those contained in this information statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

THIS INFORMATION STATEMENT IS DATED APRIL 21, 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

This Information Statement is first being mailed or furnished to Shareholders on or about April 22, 2022. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as ‘believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates,” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement. The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results of those anticipated. These uncertainties and other risk factors include, but are not limited to: the possibility that we may fail to preserve our expertise in medical therapy and product research and development; that existing and potential partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms; that we may be unable to maintain or grow sources of revenue; that we may be unable to attain and maintain profitability; that we may be unable to attract and retain key personnel; that we may not be able to effectively manage, or to increase, our relationships with customers; that we may have unexpected increases in costs and expenses; and what effect the current COVID-19 pandemic may have on the Company.

We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

THE ACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE ACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS THAT HAS BEEN APPROVED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ACTIONS AND OTHER RELEVANT BACKGROUND INFORMATION.

By Order of the Board of Directors

By:	\s\ Xianchang Ma
Name:	Xianchang Ma
Title:	Chairman of the Board; Chief Executive Officer
Date:	April 21, 2022

Appendix A

Form of Certificate of Amendment

A-1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

TENGJUN BIOTECHNOLOGY CORP.

Tengjun Biotechnoloy Corp. (the “Corporation”), formerly known as Island Radio, Inc., a corporation incorporated under the laws of the state of Nevada on June 28th, 2010, hereby amends and restates its Articles of Incorporation, to embody in one document its original articles and the subsequent amendments thereto, pursuant to Sections 78.390 and 78.403 of the Nevada Revised Statutes.

Article I

The Corporation name is Tengjun Biotechnology Corp.

Article II

The designated Commercial Registered Agent for Tengjun Biotechnology Corp., is [   ], whose address is: __________.

Article III

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is two-hundred and five million (205,000,000) shares, of which: two hundred million (200,000,000) shares, par value of one-tenth of one cent ($0.001) per share, shall be of a class designated “Common Stock”; five million (5,000,000) shares, par value of one-tenth of one cent ($0.001) per share, shall be of a class designated “Preferred Stock.” The express terms and provisions of the shares of each class of stock are as follows:

A.	COMMON STOCK

Noncumulative, Common Stock, at a par value of one-tenth of one cent ($0.001) per share.

(1) Dividends. Subject to all of the rights of the other classes of stock, the holders of Common Stock (also referred to as the “Common Stock” of the Corporation) shall be entitled to receive, when, and if declared by the Board of Directors of the Corporation (“Board of Directors”), out of funds legally available therefore, dividends payable in cash, stock or otherwise;

(2) Voting Rights. Each share of Common Stock has one (1) vote on each matter on which the share is entitled to vote. Shareholders may not cumulate their votes for any voting matter;

(3) Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of any issued and outstanding classes of Preferred Stock have been paid in full for the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of any issued and outstanding classes of Preferred Stock;

(4) Preemptive Rights. No shareholder of the Corporation holding Common Stock shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Board of Directors; and

(5) Other Rights. The holders of shares of Common Stock shall have any other rights as are established by the Board of Directors and provided for by law.

B.	PREFERRED STOCK

(1) The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Nevada, by resolution or resolutions, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Nevada (“Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of such class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.

(2) Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this ARTICLE III, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

(3) Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding until the Corporation elects to retire them, shares which are held as treasury shares, including shares redeemed, shares purchased and retired and shares which have been converted) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as a part of another series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock.

(4) The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

Article IV

The number of directors of the Corporation shall be as determined from time to time pursuant to the provisions of the Corporation’s Bylaws, except that at no time shall there be less than one (1) director.

Article V

The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be incorporated and organized under Chapter 78 of the Nevada Revised Statutes, and to do all other things incidental thereto which are not forbidden by law or by these Amended and Restated Articles of Incorporation.

Article VI

The Corporation is to have a perpetual existence. Where the business takes place, and where the corporate records are, may be sustained anywhere within or without the United States.

Article VII

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter the “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director or in any other capacity while serving as an officer or director shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to Proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Articles of Incorporation.

/s/
Name: Xianchang Ma
Title: Chief Executive Officer